Exhibit 99.2(l)



                        SIDLEY AUSTIN BROWN & WOOD LLP

       BEIJING               787 SEVENTH AVENUE               LOS ANGELES
        ----              NEW YORK, NEW YORK 10019                ----
      BRUSSELS            TELEPHONE 212 839 5300                NEW YORK
        ----               FACSIMILE 212 839 5599                 ----
       CHICAGO                 www.sidley.com                SAN FRANCISCO
        ----                                                      ----
       DALLAS                  FOUNDED 1866                     SHANGHAI
        ----                                                      ----
       GENEVA                                                  SINGAPORE
        ----                                                      ----
      HONG KONG                                                   TOKYO
        ----                                                      ----
       LONDON                                               WASHINGTON, D.C.



                          September 14, 2004


The Topiary Fund for Benefit Plan Investors (BPI) LLC
25 DeForest Avenue
Summit, New Jersey  07901


Ladies and Gentlemen:

     This opinion is being furnished in connection with the registration by The Topiary Fund for Benefit Plan Investors (BPI) LLC, a Delaware limited liability corporation (the "Fund"), of limited liability company interests (the "Interests"), under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to the Fund's registration statement on Form N-2, as amended (the "Registration Statement"), under the Securities Act, in the amount set forth under "Amount Being Registered" on the facing page of the Registration Statement.

     As counsel for the Fund, we are familiar with the proceedings taken by the Fund in connection with the authorization, issuance and sale of the Interests. In addition, we have examined and are familiar with the Certificate of Formation and the Operating Agreement of the Fund, and such other documents as we have deemed relevant to the matters referred to in this opinion.

     Based upon the foregoing, we are of the opinion that the Interests, upon issuance and sale in the manner and for the consideration referred to in the Registration Statement, will be legally issued, fully paid and non-assessable limited liability company interests of the Fund.


  SIDLEY AUSTIN BROWN & WOOD LLP IS A DELAWARE LIMITED LIABILITY PARTNERSHIP PRACTICING IN AFFILIATION WITH OTHER SIDLEY AUSTIN BROWN & WOOD PARTNERSHIPS

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus constituting a part thereof.

                                    Very truly yours,

                                    /s/ SIDLEY AUSTIN BROWN & WOOD LLP